EXHIBIT 3.2

CODE OF REGULATIONS
OF
PASPORT RETIREMENT, INC.

Article I

Meeting of Shareholders

Section 1. Annual Meetings. The annual meting of shareholders shall be held at such time and on such date within 150 days after the close of the Corporation's fiscal year as may be fixed by the Board of Directors and stated in the notice of the meeting, for the election of directors, the consideration or reports to be laid before such meeting and the transaction of such other business as may properly come before the meeting.

Section 2. Special Meetings. Special meetings of the shareholders shall be called by the Secretary, pursuant to a resolution of the Board of Directors, or upon the written request of the Chairman of the Board, the President or, in case of the President's absence, death or disability, the Vice President authorized to exercise the authority of the President, the directors acting without a meeting, or of the holders of shares entitling them to exercise twenty-five percent (25%) of the voting power of the Corporation entitled to vote thereat. Calls for such meetings shall specify the time, place and purposes thereof. No business other than that specified in the call shall be considered at any special meeting.

Section 3. Notices of Meetings. Unless waived, written notice of each annual or special meeting stating the time, place and the purposes thereof shall be given by personal delivery or by mail to each shareholder of record entitled to vote at or entitled to notice of the meeting, not more than forty-five (45) days nor less than seven (7) days before any such meeting. If mailed, such notice shall be directed to the shareholder at his address as the same appears upon the records of the Corporation. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations.

Section 4. Place of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation in Columbus, Ohio, unless the Board of Directors determines that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

Section 5. Quorum. Holders of one third of the shares outstanding on the record date for the determination of shareholders entitled to vote at the meeting, or of any class of

shareholders, present in person or by proxy at any meeting of the shareholders, shall constitute a quorum for such meeting; provided however, that no action required by law or by the Articles of Incorporation or the Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion.

Section 6. Record Date. The Board of Directors may fix a record date for any lawful purpose, including, without limitation, the determination of shareholders entitled to (i) receive notice of or to vote at any meeting, (ii) receive payment of any dividend or distribution, (iii) receive or exercise rights of purchase or of subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (iv) participate in the execution of written consents, waivers or releases. Said record date shall not be a date earlier than the date on which it is fixed, and shall not be more than forty-five (45) days proceeding the date of such meting, the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.

Section 7. Proxies. A person who is entitled to attend a shareholders' meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person.

Section 8. Ratification of Acts of Directors and Officers. Except as otherwise provided by law or by the Articles of Incorporation, any transaction or contract or act of the Corporation or of the directors or of the officers may be ratified by the affirmative mote at a meeting of shareholders, or by the written consent with or without a meeting, of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, and such ratification shall be as valid and as binding as though affirmatively voted for or consented to by every shareholder of the Corporation.

Article II

Directors

Section 1. Number, Classification, Term and Quorum. The number of directors may be determined from time to time by the directors at not less than three nor more than eleven, but the number of directors shall not be reduced so as to abolish the office of a director during his term. In the absence of contrary action by the Board of Directors, the number of directors

authorized to hold office shall be five. Directors shall be elected for the term of one year and until their successors are elected and have qualified. A majority of those directors in office shall constitute a quorum for the transaction of business. By a vote of a majority of those directors in office, the directors may fill any vacancy in the Board of Directors for the unexpired term. Whenever less than a quorum is present at the time and place appointed for any meeting of the board, a majority of those present may adjourn the meeting from time to time, until a quorum shall be present.

Section 2. Removal. All the directors, or all the directors of a particular class, or any individual director may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed, provided that unless all the directors, or all the directors of a particular class, are removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors, or all the directors of a particular class, as the case may be, would be sufficient to elect at least one director. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed.

Section 3. Annual Meeting. Annual meetings of the Board of Directors shall be held immediately following annual meeting of the shareholders, or, if no annual meeting of the shareholders is held, or if directors are not elected thereat, then immediately following any special meeting of the shareholders at which directors are elected. Such annual meeting of directors shall be held at the same place at which such shareholders' meeting was held.

Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places, within or without the State of Ohio, as the Board of Directors may, by resolution or by-law, from time to time, determine. The Secretary shall give notice of each such resolution or by-law to any director who was not present at the time the same was adopted, but not further notice of such regular meeting need be given. At such meetings, any and all business within the power of the directors may be transacted.

Section 5. Special meeting. Special meetings of the Board of Directors may be called to be held at such times and places within or without the State of Ohio by the Chairman of the Board, the President or any two members of the Board of Directors.

Section 6. Notice of Annual or Special Meetings. Notice of the time and place of each annual or special meeting shall be given to each director by the Secretary or by the person or persons calling such meeting. Such notice need not specify the

purpose or purposes of the meeting and may be given in any manner or method and at such time so that the director receiving it may have reasonable opportunity to attend the meeting. Such notice shall, in all event, be deemed to have been properly and duly given if mailed at least 48 hours prior to the meeting and directed to the residence or business address of the director as shown upon the Secretary's records. The giving of notice shall be deemed to have been waived by any director who shall attend and participate in such meeting and may be waived, in a writing, by any director either before or after such meeting.

Section 7. Compensation. The directors, as such, shall not receive any salary for their service, but by resolution of the board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the board; provided that nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor. Members of the Executive Committee or of any standing or special committee may by resolution of the Board of Directors be allowed such compensation for their services as the Board of Directors may deem reasonable, and additional compensation may be allowed to directors for special services rendered.

Section 8. By-Laws. For the government of its actions, the Board of Directors may adopt by-laws consistent with the Articles of Incorporation and these Regulations.

Article III

Committees

Section 1. Executive Committee. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, create an executive committee of three or more directors to serve during the pleasure of the board. Unless one on the members shall have been designated as Chairman by the Board of Directors, the Executive Committee shall elect a Chairman from its own number. Except as otherwise provided herein and in the resolution creating an executive committee, such committee shall, during the intervals between the meetings of the Board of Directors, possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, other than that of filling vacancies among the directors or in any committee of the directors. The Executive Committee shall keep full records and accounts of its proceedings and transactions. All action by the Executive Committee shall be reported to the Board of Directors at its meting next succeeding such action and shall be subject to control, revision, and alteration by the Board of Directors, provided that no rights of third persons shall by prejudicially affected thereby. Vacancies in the Executive Committee shall be

filled by the directors, and the directors may appoint one or more directors as alternate members of the committee who may take the place of any absent member or members at any meeting.

Section 2. Meetings of Executive Committee. Subject to the provisions of these Regulations, the Executive Committee shall fix its own rules or procedure and shall meet as provided by such rules or by resolutions of the Board of Directors, and it shall also meet at the call of the President of the Corporation or of the Chairman of the Executive Committee. Unless otherwise provided by such rules or by such resolutions, the provisions of Section 6 of Article II relating to the notice required to be given of meetings of the Board of Directors shall also apply to meetings of the Executive Committee. A majority of the Executive Committee shall be necessary to constitute a quorum. The Executive Committee may act in writing, or by telephone with written confirmation, without a meeting, but no such action of the Executive Committee shall be effective unless concurred on by all members of the committee.

Section 3. Other Committees. The Board of Directors may by resolution provide for such other standing or special committees as it deems desirable, and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. The provisions of Section 1 and Section 2 of this Article shall govern the appointment and action of such committees so far as consistent, unless otherwise provided by the Board of Directors. Vacancies in such committees shall be filled by the Board of Directors or as the Board of Directors may provide.

Article IV

Officers

Section 1. Officers Designated. The directors, at their organization meeting or at a special meeting held in lieu thereof, shall elect a President, a Secretary, a Treasurer and, in their discretion, a Chairman of the Board, one or more Vice Presidents, a General Manager, an Assistant Secretary or Secretaries, an Assistant Treasurer or Treasurers and such other officers as the directors may see fit. The President and the Chairman of the Board shall be, and the other officers may, but need not be, chosen from among the directors. Any two or more of such offices other than that of President and Vice President, Secretary and Assistant Secretary or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

Section 2. Chairman of the Board. The Chairman of the Board, if any, shall preside at meetings of the directors and shall have such other powers and duties as may be prescribed by the directors.

Section 3. President. The President shall be the Chief Executive Officer of the Corporation and shall exercise supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. He shall preside at all meetings of shareholders, and, in the absence of the Chairman of the Board, or if a Chairman of the Board shall not have been elected, shall also preside at meetings of the Board of Directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments requiring his signature; and shall have all the powers and duties prescribed by Chapter 1701 of the Revised Code of Ohio and such others as the Board of Directors may from time to time assign to him.

Section 4. Vice-Presidents. The Vice Presidents shall perform such duties as are conferred upon them by these Regulations or as may from time to time be assigned to them by the Board of Directors or the President. At the request of the President, or in his absence or disability, the Vice President designated by the President (or in the absence of such designation, the Vice President designated by the Board of Directors) shall perform all the duties of the President, and when so acting, shall have all the powers of the President. The authority of Vice Presidents to sign in the name of the Corporation all certificates for shares and authorized deeds, mortgages, bonds, agreements, notes and other instruments, shall be coordinate with like authority of the President.

Section 5. Secretary. The Secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors and shall make proper record of the same, which shall be attested by him; shall have authority to sign all certificates for shares, and all deeds, mortgages, bonds, agreements, notes, and other instruments executed by the Corporation requiring his signature; give notice of meetings of shareholders and directors; produce on request at each meeting of shareholders for the election of directors a certified list of shareholders arranged in alphabetical order; keep such books as may be required by the Board of Directors; and perform such other and further duties as may from time to time be assigned to him by the Board of Directors or by the President.

Section 6. Treasurer. The Treasurer shall have general supervision of all finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the Board of Directors.

He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts as may be required, and upon the expiration of his term of office shall turn over to his successor or to the Board of Directors all property, books, papers and money of the Corporation in his hands; and he shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 7. Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

Section 8. Duties of Officers May Be Delegated. In the absence of any officer of the Corporation, or for any other reason, the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director

Article V

Indemnification

The Corporation shall indemnify each director and officer, each former director and officer, and each person who is serving or has served at its request as a director of officer of another corporation and may indemnify any employee, any former employee, and any person who is serving or has served at its request as an employee of another corporation (and the heirs, executors and administrators of each such director, officer and employee) against expenses, judgments, decrees, fines, penalties, and amounts paid in settlement in connection with the defense of any pending or threatened claim, action, suit, or proceeding, criminal or civil, to which he is or may be made a party by reason of being or having been such director, officer, or employee, provided a determination is made (a) that such director, officer, or employee was not, and has not been adjudicated to have been negligent or guilty of misconduct in the performance of his duty to the Corporation of which he is or was a director, officer, or employee, (b) that he acted in good faith in what he reasonably believed to be the best interest of such Corporation, and (c) that, in any matter the subject of a criminal action, suit, or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The determination as to (a), (b) and (c) shall be made by the directors of the

Corporation acting at a meeting at which a quorum consisting of directors who are not parties to or threatened with any such claim, action, suit or proceeding is present, or by independent legal counsel in the manner hereinafter provided. Any director who is a party to or threatened with any such claim, action, suit, or proceeding shall not be qualified to vote and, if for this reason a quorum of directors cannot be obtained to vote on such indemnification, such indemnification shall not be made unless determination is made by a written opinion of independent legal counsel selected by a majority of all the directors. Such indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee (or his heirs, executors or administrators) may be entitled under the Corporation's Articles of Incorporation, the Code of Regulation, any agreement, any insurance purchased by the Corporation, any vote of shareholders, or otherwise.

Article VI

Certificates for Shares

Section 1. Form and Execution. Certificates for shares, certifying the number of full-paid shares owned, shall be issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer; provided, however, that if such certificates are countersigned by a transfer agent and/or registrar the signatures of any of said officers and the seal of the Corporation upon such certificate may be facsimiles engraved, stamped or printed. If and officer or officers, who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates, if authenticated by the endorsement thereon of the signature of a transfer agent or registrar shall nevertheless be conclusively deemed to have been adopted by the Corporation by the use and delivery thereof and shall be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

Such certificates for shares shall be transferable in person or by attorney, but, except as hereinafter provided in the case of lost, mutilated or destroyed certificates, no transfer of shares shall be entered upon the records of the Corporation until the previous certificate, if any, given for the same, shall have been surrendered and cancelled.

Section 2. <u>Lost, Mutilated or Destroyed Certificates</u>. If any certificate for shares is lost, mutilated or destroyed, the Board of Directors may authorize the issue of a new certificate in place thereof upon such terms and conditions as it may deem advisable. The Board of Directors in its discretion may refuse to issue such new certificate until the Corporation has been indemnified to its satisfaction and until it is protected to its satisfaction by a final order or decree of a court of competent jurisdiction.

Section 3. <u>Registered Shareholders</u>. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposed and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such certificate or otherwise, nor shall they be obligated to see to the execution of any trust obligation.

Article VII

Fiscal Year

The fiscal year of the Corporation shall end on the 31st day of December in each year, or on such other date as may be fixed from time to time by the Board of Directors.

Article VIII

Seal

The Board of Directors may but shall not be required to provide a suitable seal containing the name of the Corporation. If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the purposes of the Corporation.

Article IX

Amendments

This Code of Regulations may be amended or repealed at any meeting of the shareholders called for that purpose by the affirmative mote of the holders of shares entitling them to exercise a majority of the voting power on such proposal.